Exhibit 99.2

News Release
45 West Gude Drive Rockville, MD 20850 PHONE 240 453 3000 FAX 240 453 4000 www.celera.com

Contact
Media & Investors
David Speechly, Ph.D.
510.749.1853
david.speechly@celera.com

FOR IMMEDIATE RELEASE

CELERA GENOMICS ACQUIRES FULL OWNERSHIP OF CELERA DIAGNOSTICS JOINT VENTURE

Celera Genomics to Partner or Sell Small Molecule Drug Development Programs

Strategy to Reduce Cash Burn Substantially and Accelerate Move to Profitability

Conference Call at 10 a.m. EST Tomorrow

ROCKVILLE, MD – January 9, 2006 – Applera Corporation today announced that its Board of Directors has approved a restructuring of its Celera Diagnostics joint venture, whereby, effective January 1, 2006, Celera Genomics acquired Applied Biosystems’ 50 percent interest in the joint venture in exchange for a package of considerations to Applied Biosystems. Since its formation in 2001, Celera Diagnostics has been held equally by Applera’s two business groups, Applied Biosystems Group (NYSE: ABI) and Celera Genomics Group (NYSE: CRA).

“Several factors have contributed to our conclusion that this restructuring is in the best interests of both Applied Biosystems and Celera Genomics,” said Tony L. White, Chairman, President and Chief Executive Officer of Applera Corporation. “Transferring full ownership of Celera Diagnostics to Celera Genomics: acknowledges growing synergies between these businesses; provides greater visibility for the promising developments at Celera Diagnostics; responds to shareholder interests for simplicity in our organizational structure; and provides investors with a direct means to invest in the growing diagnostics business.”

“At the same time, the restructuring enables an expansion of Applied Biosystems’ field of activity to include end-user clinical diagnostic instrumentation in addition to its current instrumentation for the research market,” continued Mr. White. “Applied Biosystems and Celera will work together and, through the alliance Celera Diagnostics has with Abbott Laboratories, will bring their unique skills in instrument and assay development to serve the diagnostic marketplace. In sum, we are confident that the restructuring creates strategic advantages for both Applied Biosystems and Celera Genomics, and that these changes should help both Applera businesses deliver greater value to our customers, collaborative partners, and stockholders.”

Applera also announced that it has restructured its alliance with Abbott. Under the new relationship, the companies will continue to work with each other exclusively through a profit sharing arrangement between Abbott and Celera in most areas of molecular diagnostics, while both companies will also work individually outside the alliance in other selected areas. Mr. White commented, “Abbott has been an outstanding partner, and our relationship with them has provided substantial value to Applera and our customers. We look forward to continuing our work with Abbott in the growing field of molecular diagnostics.”

CELERA GENOMICS ACQUIRES FULL OWNERSHIP OF CELERA DIAGNOSTICS JOINT VENTURE

In determining that the restructuring is in the best interests of the corporation and its stockholders, the Applera Board considered numerous factors and utilized the assistance and advice of several independent advisors. Included in the process were independent analyses of: Applied Biosystems' 50 percent interest in the joint venture; the various considerations made to Applied Biosystems in the restructuring; and the pro forma impact of the restructuring on Applied Biosystems and Celera Genomics.

The financial elements of the consideration made to Applied Biosystems in connection with the restructuring of Celera Diagnostics are:

•	Applied Biosystems gains the right to sell instrument platforms to end-user diagnostic customers, a field of activity previously reserved for Celera Diagnostics. Applied Biosystems anticipates its entry into the clinical diagnostic instrumentation market will increase revenue and margin. Applied Biosystems will also be the preferred supplier of certain diagnostic instruments to the Celera/Abbott alliance, and the Celera/Abbott alliance will be the preferred diagnostics company marketing certain Applied Biosystems’ instruments.

•	Celera Genomics provides certain R&D and regulatory support to Applied Biosystems at cost, including assistance in the development of new PCR reagents and clinical diagnostic instrument systems that are expected to lead to increased revenue and margin for Applied Biosystems. Additionally, Celera will utilize its GMP reagent manufacturing capability to manufacture selected products for Applied Biosystems’ customers.

•	Celera Genomics forgives future royalties due through 2017 on sales of selected Applied Biosystems’ products under terms of the Marketing and Distribution agreement between the Groups.

•	Celera Genomics has paid Applied Biosystems $30 million in cash.

Alameda, CA-based Celera Diagnostics was established in 2001 to discover and develop new gene- and protein-based diagnostic tests. Marketed products include the HIV-1 ViroSeq Genotyping System™, analyte specific reagents used to detect genetic mutations associated with cystic fibrosis, and analyte specific reagents used for viral load monitoring and genotyping Hepatitis C. These products are sold through an alliance with Abbott Laboratories that markets additional products, including the m2000 RealTime™ molecular diagnostic system and assays. Fiscal 2005 end-user sales of Celera Diagnostics products and other products sold through the profit-sharing alliance with Abbott were $61.7 million, a 34 percent increase compared to the prior fiscal year.

Applera’s Board of Directors obtained financial advice and assistance relating to the restructuring from Molecular Securities Inc. and a financial analysis of the fair value of the transaction from Morgan Stanley & Co. Incorporated. L.E.K. Consulting LLC also provided input to the market analyses developed by Celera Diagnostics.

CELERA GENOMICS ACQUIRES FULL OWNERSHIP OF CELERA DIAGNOSTICS JOINT VENTURE

A corresponding press release is being issued with this release by Applied Biosystems Group.

Celera Genomics’ Small Molecule Program
Applera also announced plans for Celera Genomics to partner or sell its small molecule drug development program. Celera Genomics is currently in discussion with several companies who have expressed interest in acquiring one or more of these programs, two of which recently entered the clinic. Programs that are not partnered or sold will be terminated. As a consequence of this decision and the integration of Celera Diagnostics into Celera Genomics, there will be a workforce reduction of approximately 180 positions, primarily in small molecule drug development. The new Celera organization will have approximately 360 employees, and it is anticipated there will be a further reduction of approximately 60 employees who will continue to support the small molecule programs as the partnering activities are completed.

“The contributing value from the diagnostics business coupled with the reduction in our cash consumption positions Celera to reach profitability sooner, while delivering greater value to our customers, partners and shareholders,” said Kathy Ordoñez, President of Celera Genomics. “Going forward, we will continue to advance our vision of targeted medicine by internally developing diagnostic products based on discoveries from our genomics and proteomics platforms, while partnering the therapeutic value of these discoveries. The changes announced today result in a new Celera that will be more focused, have a better financial profile, and be more differentiated around its core competencies of marker and target discovery and validation, as well as diagnostic product development.”

Celera Genomics will retain its current name.

Financial Impact
Celera Genomics anticipates that it will take restructuring charges in the third and fourth quarters of fiscal 2006 associated with the decision to reduce its small molecule program workforce. At this stage the magnitude of these charges is not known, and management will communicate these as they become apparent. Celera Genomics expects to revise its guidance for the remainder of fiscal 2006 when the company reports its second quarter fiscal 2006 results to reflect the anticipated effects of today’s announcements, to the extent that they will be known at that time.

Conference Call and Webcast
A conference call with Applera Corporation executives will be held at 10 a.m. EST tomorrow to discuss this announcement. Investors, securities analysts, representatives of the media and other interested parties who would like to participate should dial 706-634-4992 (code "Applera") at any time from 9:45 a.m. until the end of the call. This conference call will also be webcast. Interested parties who wish to listen to the webcast should visit the "Investors & Media" section of either www.applera.com or www.celera.com, or the “Investors” section of www.appliedbiosystems.com. A digital recording will be available approximately two hours after the completion of the conference call and until January 22, 2006. Interested parties should call 706-645-9291 and enter conference ID number 4084993. Additionally, Celera Genomics management will discuss this announcement during its webcast presentation at the JPMorgan Healthcare Conference in San Francisco on Wednesday, January 11, 2006, at 4:30 p.m. PST.

CELERA GENOMICS ACQUIRES FULL OWNERSHIP OF CELERA DIAGNOSTICS JOINT VENTURE

About Applera Corporation
Applera Corporation consists of two operating groups.
The Applied Biosystems Group serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries and develop new pharmaceuticals. Applied Biosystems’ products also serve the needs of some markets outside of life science research, which we refer to as “applied markets,” such as the fields of: human identity testing (forensic and paternity testing); biosecurity, which refers to products needed in response to the threat of biological terrorism and other malicious, accidental, and natural biological dangers; and quality and safety testing, for example in food and the environment. Applied Biosystems is headquartered in Foster City, CA, and reported sales of nearly $1.8 billion during fiscal 2005.
The Celera Genomics Group is focused on discovery, development, and commercialization of diagnostic products as well as leveraging its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets, and is also seeking to advance therapeutic antibody and selected small molecule drug programs in collaboration with global technology and market leaders. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Celera Genomics is available at http://www.celera.com.

CELERA GENOMICS ACQUIRES FULL OWNERSHIP OF CELERA DIAGNOSTICS JOINT VENTURE

Forward-Looking Statements
Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “should,” “anticipate,” and “planned,” among others. These forward-looking statements are based on Applera Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Celera Genomics’ businesses, including the Celera Diagnostic business that is now fully owned by Celera Genomics, include but are not limited to: (1) Celera Genomics expects operating losses for the foreseeable future; (2) Celera Genomics’ unproven ability to discover, develop, or commercialize proprietary therapeutic or diagnostic products; (3) the risk that clinical trials of therapeutic or diagnostic products that Celera Genomics does discover and develop will not proceed as anticipated, may take several years and be very expensive, or may not be successful, (4) Celera Genomics’ reliance on third parties for the raw materials used in, and manufacture of, compounds needed for some pre-clinical testing and clinical trials of therapeutic product candidates, (5) the risk that therapeutic or diagnostic products will not receive required regulatory clearances or approvals; (6) the uncertainty that Celera Genomics’ therapeutic or diagnostic products will be accepted and adopted by the market, including the risk that these products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for these products from third party payors such as private insurance companies and government insurance plans; (7) reliance on existing and future collaborations with other companies, including, in the case of the Celera Diagnostics business, the strategic alliance with Abbott Laboratories, which may not be successful; (8) reliance on access to biological materials and related clinical and other information, which may be in limited supply or access to which may be limited; (9) intense competition in the therapeutic and diagnostic industries in which Celera Genomics operates; (10) potential product liability or other claims against Celera Genomics as a result of the testing or use of its therapeutic or diagnostic products; (11) reliance on scientific and management personnel having the training and technical backgrounds necessary for Celera Genomics’ business, and also on collaborations with scientific and clinical experts at academic and other institutions who may not be available to Celera Genomics or who may compromise the confidentiality of Celera Genomics’ proprietary information; (12) potential liabilities related to the use of hazardous materials; (13) uncertainty of the availability of intellectual property protection, limitations on Celera Genomics’ ability to protect trade secrets, the risk of infringement claims, and the possibility that Celera Genomics may need to license intellectual property from third parties to avoid or settle such claims; (14) Celera Genomics’ dependence on the operation of computer hardware, software, and Internet applications and related technology; (15) legal, ethical, and social issues which could affect demand for Celera Genomics’ therapeutic or diagnostic products; (16) risks associated with future acquisitions by Celera Genomics, including that they may be unsuccessful; (17) uncertainty of the outcome of existing stockholder litigation; (18) Celera Diagnostics’ limited commercial manufacturing experience and capabilities and its reliance on a single principal manufacturing facility; (19) Celera Diagnostics’ reliance on a single supplier or a limited number of suppliers for key components of certain of its products; (20) the risk of earthquakes, which could interrupt operations; and (21) other factors that might be described from time to time in Applera Corporation’s filings with the Securities and Exchange Commission. In addition, the financial analyses performed by the Board and its independent advisors in connection with the restructuring were subject to the various assumptions made, procedures followed, matters considered, and limitations on the reviews undertaken by the independent advisors, including with respect to the information on which these analyses were based. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Copyright 2006. Applera Corporation. All Rights Reserved. Applied Biosystems and Celera are registered trademarks, and AB (Design), Applera, Celera Diagnostics, and Celera Genomics are trademarks of Applera Corporation or its subsidiaries in the U. S. and/or certain other countries.